Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Davis Variable Account Fund, Inc.:

We consent to the use of our report dated February 9, 2012, incorporated herein by reference for the Registration Statement of Davis Variable Account Fund, Inc. (consisting of three series, Davis Value Portfolio, Davis Financial Portfolio, and Davis Real Estate Portfolio) and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

Denver, Colorado

April 26, 2012